As filed with the Securities and Exchange Commission on November 30, 2017
Registration No. 333-197641
Registration No. 333-216888

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197641
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216888
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Westbury Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	46-1834307
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 South Main Street
West Bend, Wisconsin 53095
(Address of Principal Executive Offices)

Westbury Bancorp, Inc. 2014 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Greg J. Remus	John T. Reichert, Esquire
President and	Eric P. Hagemeier, Esquire
Chief Executive Officer	Reinhart Boerner Van Deuren
Westbury Bancorp, Inc.	1000 North Water Street, Suite 1700
200 South Main Street	Milwaukee, Wisconsin 53202
West Bend, Wisconsin 53095	(414) 298-1000
(262) 334-5563
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the restraint is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

Westbury Bancorp, Inc. (the “Company”) is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the following Registration Statements to deregister all of the shares of common stock, par value $0.01 per share (the “Common Stock”), registered under the Registration Statements that remain unsold:

(1) Registration Statement No. 333-197641, registering 712,827 shares of Common Stock, which was filed with the Securities and Exchange Commission and became effective on July 25, 2014.

(2) Registration Statement No. 333-216888, registering 220,000 shares of Common Stock, which was filed with the Securities and Exchange Commission and became effective on March 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, in the State of Wisconsin, on this 30th day of November, 2017.

WESTBURY BANCORP, INC.

By:	/s/ Greg J. Remus
Greg J. Remus
President, Chief Executive Officer and a Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to Registration Statements on Form S-8 have been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Greg J. Remus	Chairman of the Board, President and Chief
Greg J. Remus	Executive Officer (Principal Executive Officer)	November 30, 2017

/s/ Kirk J. Emerich	Executive Vice President and Chief Financial Officer
Kirk J. Emerich	(Principal Financial and Accounting Officer)	November 30, 2017

/s/ Russell E. Brandt	Director	November 30, 2017
Russell E. Brandt

/s/ William D. Gehl	Director	November 30, 2017
William D. Gehl

/s/ Andrew J. Gumm	Director	November 30, 2017
Andrew J. Gumm

/s/ David Jorgensen	Director	November 30, 2017
David Jorgensen

/s/ Donald J. Murn	Director	November 30, 2017
Donald J. Murn

/s/ Rondi Rohr-Dralle	Director	November 30, 2017
Rondi Rohr-Dralle

/s/ Terry Wendorff	Director	November 30, 2017
Terry Wendorff